Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Extended Stay America, Inc. (the "Company") of our report dated January 24, 2001, relating to the financial statements, which appears in the Company's Annual Report to Shareholders on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial and Other Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Spartanburg, SC
August 2, 2001